EXHIBIT 99

                        FORM 4 JOINT FILERS' INFORMATION


Name:  Andreeff Equity Advisors, L.L.C.
Address:  140 E. St. Lucia Lane, Santa Rosa Beach, FL   32459
Designated Filer:  Dane Andreeff
Issuer & Ticker Symbol:  Benihana Inc. (BNHN)
Date of Event Requiring Statement:  March 31, 2009


Signature:  /s/ Dane Andreeff
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          By:  Dane Andreeff, Managing Member